HARRIS SAVINGS BANK

             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAIN

     THIS SUPPLEMENTAL RETIREMENT PLAN (the "Agreement") is made this ----- day of ---------------------, 1994, by and between

     HARRIS SAVINGS BANK, (the "Bank")

     and

     ----------------------, an individual employed by the Bank, and each other employee of the Bank who is designated by the Bank and becomes a signatory to this Agreement (each an "Employee").

Introduction

     The Bank maintains the Harris Savings Bank Pension Plan, the Harris Retirement Savings Incentive Plan and the Harris Savings Bank Employee Stock Ownership Plan for the benefit of the Bank's eligible employees. The Bank has amended the Plans periodically to continue its compliance with ERISA and its qualification under
Section 401(a) of the Code.

     The Revenue Reconciliation Act of 1993 amended Section 401(a)(17) of the Code. This amendment reduced each Employee's compensation that could be considered under the Plans. The Bank has adopted this Agreement, in order to supplement the reduced benefit the Employee may receive under the Plans, in light of amended Section 401(a)(17) of the Code, and in light of benefit and contribution limitations under Section 415 of the Code.

                            ARTICLE I

                           Definitions

     In this Plan, unless the context clearly implies to the contrary, the singular includes the plural and the masculine includes the feminine. This Agreement incorporates by reference all defined terms set forth in Article I of the Plans, as amended from time to time, and in addition adopts the following definitions:

     1.01 "Bank" shall mean HARRIS SAVINGS BANK, a Corporation, having its principal place of business in Harrisburg, Pennsylvania

     1.02 "Employee" shall mean the party under this Agreement who shall have been designated by the Board of Directors as eligible for participation under this Agreement and who has become a signatory to this Agreement.

     1.03 "Agreement" shall mean this agreement.

     1.04 "Pension Plan" shall mean the Harris Savings Bank Pension Plan. "Savings Plan" shall mean the Harris Retirement Savings Incentive Plan. "ESOP" shall mean Harris Savings Bank Employee Stock Ownership Plan. "Plans" shall mean all three of the above listed plans.

     1.05 "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

     1.06 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.07 "Payment" shall mean the supplemental retirement benefit specified in this Agreement

     1.08 "93 Compensation Benefit" shall mean the Actuarial Equivalent of the Accrued Benefit payable to the Employee under the terms of the Pension Plan, as amended from time to time; provided, however, that the 93 Compensation Benefit shall in all events be determined in accordance with Section 401(a)(17) of the Code as it existed prior to amendment by The Revenue Reconciliation Act of 1993, including the provision for adjustments of the annual compensation limit. In the event the Pension Plan is terminated, the 93 Compensation Benefit shall be determined as a result of such termination and shall not increase or decrease beyond such termination. For purposes of determining the 93 Compensation Benefit, compensation shall include deferred compensation for a given year under a Deferred Compensation Employment contract between the Bank and the Employee. Compensation shall exclude all amounts due to the exercising of stock options on behalf of the Employee.

     1.09 "Reduced Compensation Benefit" shall mean the Actuarial Equivalent of the Accrued Benefit Payable to the Employee under the terms of the Pension Plan, as amended from time to time. In the event the Pension Plan is terminated, the Reduced Compensation Benefit shall mean the Actuarial Equivalent of the Accrued Benefit payable to the Employee under the terms of the Plan as a result of such termination

     1.10 "Excess Compensation" shall mean, for a given plan year, the excess of compensation determined in accordance with
Section 401(a)(17) of the Code as it existed prior to amendment by The Revenue Reconciliation Act of 1993 (including provision for the adjustments of the annual compensation limit, excluding all amounts due to the exercising of stock options on behalf of the Employee and excluding deferred compensation under a Deferred Compensation Employment contract), over the Section 401(a)(17) limit in effect for such plan year. In no event shall Excess Compensation be less than zero.

     1.11 "Equalization Account" shall refer to benefits related to the Savings Plan and the ESOP. Each plan year beginning January 1, 1994 and continuing for the term of this agreement, the equalization account shall be credited with the sum of (a) and (b) below:

     (a) With respect to the Savings Plan, a percentage shall be determined each year equal to the 401(k) deferral percentage for the Employee, multiplied by 25%. In no event shall such percentage exceed the employer matching percentage multiplied by the maximum percentage of compensation which is subject to matching in that year (e.g. 25% x 6.0% = 1.5%). Such percentage shall be multiplied by the Employee's Excess Compensation to determine the equalization credit for that year.

     (b) With respect to the ESOP, a percentage shall be determined each year equal to the contributions and forfeitures allocated to the Employee under the ESOP for the plan year, divided by the Employee's compensation (as limited by Code
Section 401(a)(17)) for that year. Such percentage shall be multiplied by the Employee's Excess Compensation to determine the equalization credit for that year.

     1.12 "Beneficiary" shall mean any person or trust, or combination thereof, last designated as provided in this Agreement to receive the Payment, or any part thereof, following the death of the Employee.

     1.13 "Compensation Committee" shall mean the individual or individuals appointed by the Board of Directors of the Bank to administer this Agreement. Each individual appointed will serve until the earlier of his resignation of the position or his removal by the Board of Directors. In the absence of such appointment, the Board of Directors shall constitute the Compensation Committee.

     1.14 "Actuarial Equivalent" shall mean a form of benefit differing in time, period or manner of payment from a specified benefit but having the same value. Actuarial Equivalent benefits shall be determined based on the following mortality and interest assumptions:

                    Mortality table: UP-1984

                       Interest rate: 7.0%

     In the event of any inconsistency between the definitions in this Article and the definitions in the Plans which are incorporated by reference in this Agreement, the provisions of this Agreement shall control.

                           ARTICLE II

                       General Provisions

     2.01 The Bank will pay to the Employee the Payment in the amount, at the times, and in the form specified in this Agreement.

     2.02 The Bank and the Employee intend the Payment to coordinate with the benefits payable to the Employee under the Plans. The terms and conditions of the Payment will be determined by the Compensation Committee. The Compensation Committee shall make its determinations by reference to the Plans in a manner consistent with this Agreement.

                           ARTICLE III

                         Payment Amount

     3.01 The Payment shall be the sum of (a) and (b) below:

     (a) With respect to the Pension Plan, the excess, if any, of the 93 Compensation Benefit over the Reduced Compensation
Benefit.

     (b) With respect to the Savings Plan and the ESOP, the accumulated credits in the Employee's Equalization Account, if any.

     3.02 The Payment shall be zero if, before the Employee attains age 65, the Employee's employment with the Bank terminates, whether voluntarily or involuntarily, for any reason other than the Employee's death or disability. Notwithstanding the preceding sentence the Compensation Committee may, in its sole discretion, permit the Payment to be paid upon early retirement or termination after the Employee reaches the age of 55.

                           ARTICLE IV

                         Form of Payment

     4.01 The Payment shall be paid in such form (i.e., single sum or 10 equal annual installments) as the Compensation Committee shall, in its sole discretion, determine after consideration of both the situation of the Employee and the interests of the Bank.

     4.02 Each form of the Payment considered by the Compensation
Committee, for purposes of this Agreement and regardless of any contrary provision in the Plan, shall be the Actuarial Equivalent of each other form of the Payment.

     4.03 Should the Compensation Committee fail to select the form of the Payment prior to the time specified in Article V for commencement of the Payment, subject to the provisions of Section
4.01 hereof, the Payment will be made at the times specified in this Agreement in 10 equal annual installments.

                            ARTICLE V

                         Time of Payment

     5.01 The time for commencement of any Payment shall be determined by the reason for commencement and shall be determined consistently with the terms and conditions of the Pension Plan.

     5.02 The Payment made under this Agreement on account of normal retirement shall be made over the time period determined by the form of the Payment. The Payment hereunder will commence at the time that the Employee's normal or late retirement benefits under the Pension Plan would commence. The Compensation Committee may, in its sole discretion, defer commencement of the Payment until no later than January of the year following retirement.

     By way of example and not of limitation, if the form of the Payment is 10 equal annual installments, such installments of the Payment will be made at the same time each year.

     5.03 If the Payment commences as a result of the disability (as defined under the Pension Plan) of the Employee, the Payment will commence at the same time that benefits under the Pension Plan payable on account of the disability of the Employee would commence.

     5.04 If the Payment commences as a result of the death of the Employee, the Payment will commence at the same time that benefits under the Pension Plan payable on account of the death of the Employee would commence.

                           ARTICLE VI

                        Other Provisions

     6.01 The Bank may establish, solely for accounting purposes and not for the purpose of creating a fund or reserve for the payment of amount hereunder, an unfunded account entry in the name of the Employee, in order to record the amount of the Payment credit. The amount of the Payment credit unpaid under this Agreement may be credited to the Employee's account at the times corresponding to the actuarial valuations of the Plans. From the effective date of this Agreement, any Payment so credited shall be credited to the account of the Employee only for accounting purposes. Such account will be adjusted periodically in a manner consistent with the terms and conditions of this Agreement, the Plans, and the actuarial assumptions applied to this Agreement.

     6.02 The Payment, or any portion thereof, payable after the death of the Employee shall be paid to the Employee's Beneficiary. The Employee may designate the Beneficiary only by the Employee's written designation on a form provided by the Bank and filed with the Bank by the Employee during the Employee's lifetime.

     6.03 In the event the Employee fails to designate a Beneficiary, the Beneficiary shall be the Employee's legal spouse at the date of death. If there is no surviving spouse, the Beneficiary shall be the person or trust, or combination thereof, which the Employee designated in accordance with the Savings Plan as the recipient of the benefits payable under the Savings Plan as a result of the Employee's death. In the absence of a designation by the Employee either pursuant to this Agreement or in accordance with the Savings Plan, the Beneficiary shall be the estate of the Employee.

     6.04 If the Bank determines that the Employee (or the Beneficiary, as the case may be) is unable to manage his affairs due to illness, accident, or incapacity, the Payment shall be made to the attorney-in-fact, guardian, or other legal representative of the Employee (or the Beneficiary).

Any such payment shall completely discharge any liability of the Bank under this Agreement.

     6.05 The rights of the Employee, and his beneficiary, under this Agreement shall be solely those of an unsecured creditor of the Bank. If the Bank has or shall acquire any securities or other property in connection with any liabilities created hereunder, such securities or other property shall not be deemed to be held in trust for the benefit of the Employee or his beneficiary, or to be collateral security for the performance of any obligation of the Bank, but shall be and remain as general, unpledged, unrestricted assets of the Bank. The right to any payments granted by this Agreement shall be reflected on the Bank's books of accounts as a general, unsecured, and unfunded obligation, and no trust in the Employee's favor is intended or implied.

     6.06 Neither the Employee nor any other payee hereunder shall have any right to commute, sell, assign, transfer, encumber or otherwise convey the right to receive the Payment hereunder. The Payment and the right thereto are expressly declared to be nonassignable and nontransferable and, in the event of any attempted assignment or transfer, the Bank shall have no further liability to any person by reason of this Agreement. In no event for the purposes of this paragraph shall the designation of, or the payment to, a Beneficiary hereunder be considered a commutation, sale, assignment, transfer, or any other type of conveyance by the Employee.

     6.07 The Bank shall be entitled in its sole discretion to withhold the amount of any tax attributable to any amount payable or accrued hereunder, after giving notice to the person entitled to receive such payment or accrual.

     6.08 Nothing contained in this Agreement shall be interpreted or construed to confer upon the Employee the right to continue in the employment of the Bank in any capacity.

     6.09 The Compensation Committee shall have complete power and authority to interpret, construe, and administer this Agreement. The interpretations, constructions and actions of the Compensation Committee in connection with this Agreement, including but not limited to the valuation of the Payment, the determination of the amount of the Payment, and the determination of the recipient of the Payment, shall be binding and conclusive on all persons for all purposes, subject to review as provided by
Section 6.10. If the Employee is a member of the Compensation Committee with respect to this Agreement as executed by and between the Bank and other designated employees, he shall be disqualified from participating in any Committee actions related to himself. None of the Bank, its trustees, directors, officers, employees, or agents, specifically including the members of the Compensation Committee, shall be liable to any person for any act or omission in connection with the interpretation, construction, or administration of this Agreement, unless such act or omission constitutes willful misconduct.

     6.10 If the Employee believes an amount that has not been paid is due under this Agreement, the Employee may submit a written claim to the Compensation Committee. Within sixty (60) days after the claim is submitted, the Compensation Committee shall notify the Employee that the claim has been allowed or denied, The Compensation Committee shall explain the specific reasons for any denial. Within ninety (90) days of a denial, the Employee may request review of the denial and submit his arguments to the reviewer. The request shall be reviewed by the Board of Directors of the Bank. Within thirty (30) days after the review is requested, the decision shall be made and communicated, together with the reasons for the decision, to the Employee.

     6.11 This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Bank and of the Employee, his heirs, and legal representatives.

     6.12 The Bank and the Employee hereby agree that the Bank in its sole discretion shall have the right to set off against any payment to be made under this Agreement any amount owing, in the sole opinion and discretion of the Bank, to the Bank by the Employee, at the time of the payment. The set-off may be made in the sole discretion of the Bank either in whole or in part against any or all payments to be made hereunder, until the amount owing to the Bank plus interest at the short-term Applicable Federal Rate, if any, is zero.

     6.13 In the event of any inconsistency between this Agreement and any contract of employment between the Bank and the Employee, whether such contract of employment predates or follows the adoption of this Agreement, the provisions of this Agreement shall control.

     6.14 Neither the Bank nor any of its employees will be liable for any tax or other liability that the Employee and/or the Employee's Beneficiary may incur in connection with this Agreement. The Employee agrees to rely upon legal counsel selected by him to determine the actual tax consequences of this Agreement for the Employee.

     6.15 The Bank has the sole and absolute discretion to amend or terminate this Agreement for any reason or no reason whatsoever; provided, however, that the amendment or termination may not decrease the amount of the Payment, except that the amount of the Payment may decrease as a result of changes to
Section 401(a)(17) or Section 415 after the date of such amendment or termination. Upon termination of this Agreement, the amount of the Payment shall be fixed, except for adjustments due to revisions to Section 401(a)(17) or Section 415 and shall be paid by the Bank in the form selected by the Compensation Committee upon the later of the commencement of the Employee's benefits under the Pension Plan or the Employee's actual retirement from the Bank. This Section shall survive the termination of this Agreement.

     6.16 This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania.

     INTENDING TO BE LEGALLY BOUND, the Bank has caused this
Agreement to be executed by its duly authorized officers and the Employee has hereunto set his hand and seal as of the first date above written.

Date this ------ day of -------------------, 19--


                                   HARRIS SAVINGS BANK



------------------------------     ------------------------------
Attest


                                   EMPLOYEE


------------------------------     ------------------------------
Witness